Exhibit 10.2

UWHARRIE CAPITAL CORP

2006 EMPLOYEE STOCK PURCHASE PLAN

Uwharrie Capital Corp (the “Company”) hereby adopts this 2006 EMPLOYEE STOCK PURCHASE PLAN (the “Plan”) as further described herein.

ARTICLE I

PURPOSE AND SCOPE OF PLAN

1.1	Purpose.

The purpose of the Plan is to encourage employees of Uwharrie Capital Corp (the “Company”) and companies which are, or during the term of the Plan become, subsidiaries of the Company or subsidiaries of its subsidiaries (the “Subsidiaries” and each a “Subsidiary”) to acquire equity interests in the Company and to encourage their continued employment by giving them options to purchase shares of the Company’s capital stock and, thereby, the opportunity to share the benefit of increases in the value of the Company’s capital stock.

1.2	Stock to be Issued under Plan; Aggregate Limitation.

Pursuant to and in accordance with the terms of the Plan, options (“Options”) may be granted from time to time to purchase shares of the Company’s common stock, $1.25 par value per share (“Common Stock”). The Options are intended to constitute options issued pursuant to an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

The aggregate number of shares of Common Stock which may be sold upon the exercise of Options granted under the Plan is 94,474 shares, which maximum number is subject to adjustment as provided in Paragraph 6.1 hereof. Shares of Common Stock sold by the Company upon the exercise of Options granted hereunder, at the sole discretion of the Company, may be issued from the Company’s authorized but unissued shares, or be issued and outstanding shares purchased by the Company on the open market or in private transactions. Upon the expiration or termination of an Option granted pursuant to the Plan, any shares of Common Stock which have not been issued and purchased pursuant to the exercise of that Option shall again become available for the grant of new Options under the Plan.

1.3	Effective Date; Termination Date.

The Plan shall be subject to approval by a vote of the holders of a majority of the shares of the Company’s Common Stock present or represented, in person or by proxy, and entitled to vote at a meeting of the Company’s shareholders held in accordance with North Carolina law. Subject to such approval, the Plan shall become effective as of May 16, 2006 (the “Effective Date”), which is the date of adoption of the Plan by the Company’s Board of Directors) and, unless sooner terminated as provided herein, shall terminate at 5:00 P.M. on May 16, 2016 (the “Termination Date”). Following the Termination Date, no further Options may be granted under the Plan, but such termination shall not effect any Option granted prior to the Termination Date.

ARTICLE II

PLAN ADMINISTRATION

2.1	General.

The Plan shall be administered by a committee (the “Committee”) of, and appointed by, the Board of Directors of the Company, and which shall be composed of not less than three members of the Board of Directors who (i) are not employees of the Company and who are not, during the one year prior to service as members of the Committee, granted or awarded any equity securities of the Company pursuant to the Plan or any other plan of the Company or any of its affiliates, and who (ii) otherwise qualify as “disinterested administrators” as defined in Rule 16b-3 (c) (2) (i) under the Securities Exchange Act of 1934. Members of the Committee shall serve at the pleasure of the Board, and the Board of Directors, from time to time and at its discretion, may remove members from (with or without cause) or add members to the Committee or fill any vacancies on the Committee, however created.

2.2	Duties.

In its administration of the Plan, the Committee shall have the following authority, powers and duties:

(a)	to determine the persons who are eligible to receive Options under the Plan;

(b)	to construe and interpret the terms and provisions of the Plan and any Options granted pursuant to the Plan;

(c)	to make, adopt, amend, rescind, and interpret such rules and regulations not inconsistent with the Plan or law as it from time to time deems reasonable and necessary for the interpretation and administration of the Plan;

(d)	to prescribe the form or forms of the instruments evidencing any Options granted under the Plan and of any other instruments required under the Plan and to change such forms from time to time;

(e)	subject to the provisions of Articles III and IV below, to make any and all determinations in connection with each grant of Options pursuant to the Plan (including without limitation the timing of each grant of Options and the Annual Factor, Fair Market Value, Applicable Percentage, Option Price and Option Term) and otherwise in the administration of the Plan;

(f)	to take all other actions provided for herein or deemed by it, in its discretion, to be necessary or advisable to administer the Plan in a proper and effective manner.

2.3	Meetings and Voting.

The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it shall deem necessary or desirable. A majority of the members of the Committee shall constitute a quorum for all matters with respect to administration of the Plan, and acts of a majority of the members of the Committee present at meetings at which a quorum is present, or acts reduced to and approved in writing by all of the members of the Committee without a meeting, shall be valid acts of the Committee.

2.4	Effect of Committee Action.

All actions, decisions and determinations of the Committee in connection with the administration of the Plan, and in connection with the interpretation and construction of, or questions or other matters concerning, the Plan or any Options granted, shall (i) be made consistent and in accordance with the terms of the Plan and shall be designed to cause the Plan to continue to comply with Section 423 of the Code, and (ii) shall be final, conclusive and binding on all persons, including the Company, its shareholders, Eligible Employees and any other person claiming any interest in any Option; provided, however, that any action, decision, interpretation or determination, other than those respecting the actual grant of Options, shall be subject to review by the Board of Directors, either on its own initiative, at the request of the Committee or on application of any aggrieved party. In such a case, the determination of the Board of Directors on such review shall be final and binding on all affected parties.

2.5	Indemnification.

To the extent permitted by applicable law, and in addition to such other rights of indemnification members of the Committee may have as Directors of the Company, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or omitted in good faith under or in connection with administration of the Plan or any Option granted hereunder and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that any such Committee member is liable for gross negligence or misconduct in the performance of his duties; provided, however, that within sixty (60) days after institution of any such action, suit or proceeding, such Committee member(s) shall in writing offer the Company the opportunity, at its own expense, to handle and defend same.

ARTICLE III

ELIGIBILITY

3.1	Eligible Employees.

Except as provided in Paragraph 3.2 below, each employee of the Company and/or any Subsidiary who has been so employed on a continuous, full-time basis for a period of not less than one year preceding the effective date of a grant of Options under the Plan (the “Date of Grant”) and who remains actively employed by the Company and/or any Subsidiary or is on paid or authorized but unpaid leave of absence on that date (an “Eligible Employee”), shall be eligible to receive an Option under the Plan in connection with that grant of Options. For purposes of the Plan, the term “Eligible Employee” does not include (i) any person whose customary employment is less than 20 hours per week, or whose customary employment is less than 5 months in any calendar year, or (ii) any person who is a “highly compensated” employee of the Company or any of its Subsidiaries as defined in Section 414(q) of the Code. For purposes of determining an employee’s eligibility to receive an Option, the Committee may, at its sole discretion, give credit for the employee’s past service with any financial institution or other entity that shall have been acquired by the Company or any Subsidiary; provided, however, that all employees of the Company and/or any Subsidiary who were employees of any such acquired entity shall be treated alike for purposes of past service credit under the Plan.

3.2	Exclusion of Certain Shareholders.

Notwithstanding the provisions of Paragraph 3.1 above, in no event may an employee be granted an Option if such employee, immediately after the Option is granted, would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its parent or subsidiary corporation (as the terms “parent corporation” and “subsidiary corporation” are defined in Sections 424(e) and (f) of the Code). For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and shares of the Company’s stock which an Eligible Employee may purchase under outstanding options of any type shall be treated as shares owned by such employee.

ARTICLE IV

GRANT OF OPTIONS

4.1	Authorization to Grant Options.

Pursuant to the Plan, from time to time prior to the Termination Date the Company may grant Options to Eligible Employees to purchase shares of Common Stock. Each such grant of Options must be specifically approved by the Committee and, in connection with each such grant, Options will be granted in accordance with the terms of the Plan to all persons who are Eligible Employees as of the Date of Grant of such Options. However, notwithstanding anything contained herein to the contrary, in no event may the Committee approve a grant of Options under the Plan while any Option previously granted hereunder shall remain outstanding.

4.2	Number of Shares.

At the time each grant of Options hereunder is approved by the Committee, the Committee also shall specify a dollar amount of annual compensation (the “Annual Factor”) on the basis of which the number of shares of Common Stock to be covered by the Option granted to each Eligible Employee will be determined. Each such Option will entitle the Eligible Employee to whom it is granted to purchase a number of whole shares of Common Stock equal to the lesser of (i) such employee’s annual rate of compensation as of the day prior to the Date of Grant of that Option (as determined by the payroll records of the corporation that employs such person) divided by the Annual Factor set by the Committee for that grant of Options, or (ii) 500. The Annual Factor may be different for each grant of Options under the Plan; however, in connection with each separate grant of Options the Annual Factor shall be the same for all Eligible Employees.

The term “compensation” as used herein is defined as an Eligible Employee’s annualized regular, fixed base salary or wages based on the Eligible Employee’s salary or wage rate (and number of hours per week) in effect at the time of grant. Compensation does not include any bonus, overtime payment, contribution by an employer corporation to an employee benefit plan or other similar payment or contribution.

4.3	Option Price.

The option or purchase price of each share of Common Stock covered by Options included in each grant of Options under the Plan (the “Option Price”) shall be a percentage (the “Applicable Percentage”) of the fair market value of one share of the Common Stock on the Date of Grant of such Options (the “Fair Market Value”). The Applicable Percentage for each grant of Options shall be determined by the Committee, but (i) in no event may be less than 85% nor more than 100%, and (ii) may be different for each grant of Options, but in connection with each separate grant of Options shall be the same for all Eligible Employees.

The Fair Market Value of a share of the Company’s outstanding Common Stock on any particular date shall be, (i) if the Common Stock is not then listed on the Nasdaq Stock Market, the fair market value of a share of the Common Stock as determined by the Committee in its sole discretion in such manner as it shall deem to be reasonable and appropriate, or, (ii) if the Common Stock is listed on the Nasdaq Stock Market, the average of the bid and asked prices for a share of the Common Stock as quoted by Nasdaq on such date.

4.4	Option Notices.

Each Option granted pursuant to the Plan shall be evidenced by a written notice (an “Option Notice”) delivered to the Eligible Employee to whom such Option is granted and which shall specify (i) the Date of Grant of the Option, (ii) the number of shares covered by the Option, and (iii) the Option Price of the covered shares. Each Option Notice shall be in such form as the Committee shall determine and shall incorporate by reference the terms and provisions of the Plan. No Eligible Employee shall have any rights hereunder to purchase any shares of Common

Stock until an Option has been granted to him and such Option is evidenced by an Option Notice delivered to him, all as provided herein.

4.5	Limitation on Purchases.

Notwithstanding the foregoing provisions of the Plan or the terms of any Option granted hereunder, no employee of the Company or any Subsidiary shall be permitted to purchase shares of the Company’s stock under all employee stock purchase plans (including this Plan) of his employer corporation and its related corporations at a rate which exceeds $25,000 in fair market value of such stock (determined at the time the Option is granted) for each calendar year in which any option granted to such individual pursuant to any such plan is outstanding at any time. This limitation applies only to options granted under “employee stock purchase plans” as defined by Section 423 of the Code and does not limit the amount of the Company’s stock which an Eligible Employee may purchase under any other stock or bonus plan then in effect.

ARTICLE V

TERMS AND CONDITION OF OPTIONS; PURCHASE OF SHARES

5.1	Term of Options; Expiration or Termination.

Except as otherwise provided below, the term of each Option (the “Option Term”) shall extend for a period commencing on the Date of Grant and ending on the 15th day of the twenty-fourth calendar month (including the month in which the Option is granted) following the Date of Grant of such Option (the “Expiration Date”) Notwithstanding anything contained herein or in any Option Agreement to the contrary, to the extent that an Option shall not previously have been exercised in the manner required by the Plan, it shall expire and terminate at 5:00 P.M. on its Expiration Date.

In addition to the termination provisions set forth above, Options granted pursuant to the Plan shall terminate or may be terminated as provided in Paragraphs 5.6 and 6.1 below. Upon the expiration or termination of all or any portion of an Option, such Option or portion thereof shall, without any further act by the Company, expire and no longer be exercisable or confer any rights to any person to purchase shares of Common Stock under the Plan.

5.2	Election by Eligible Employee.

Each Option shall entitle the Eligible Employee to whom it is granted to purchase up to the total number of shares of Common Stock specified in the Option Notice relating to that Option, and to purchase all or any portion of such shares at the times and in the manner specified below.

During the first fifteen (15) days of each December and June during the Option Term of each Option granted under the Plan (the “Election Periods”), an Eligible Employee may elect to purchase shares pursuant to his Option. In order to make such election, the Eligible Employee must give written notice (an “Election Notice”) to the Company as to the number of shares he wishes to purchase (the “Elected Shares”). Such notices must be made on a form supplied by the Company for that purpose and must be accompanied by full payment of the Option Price of all

Elected Shares or, if the Eligible Employee intends that payment for any of the Elected Shares be made from funds held for him under the payroll deduction plan described in Paragraph 5.4 below, such notice must indicate that payment of the Option Price for those shares will be made by transfer of funds under that plan. Purchases of Elected Shares shall be made on the Company’s last business day of each such month (the “Purchase Dates”). An Eligible Employee’s Election Notice as to any number of Elected Shares shall be irrevocable as to that number of shares and may not be altered or changed by such Eligible Employee following receipt of such notice by the Company.

The failure of an Eligible Employee to deliver an Election Notice to the Company in a timely manner to purchase all shares covered by an Option before the Expiration Date of that Option will be conclusively deemed to be an election by the Eligible Employee not to purchase, and a forfeiture of his rights to purchase, any and all such remaining shares covered by that Option; and, on the Expiration Date that Option shall immediately terminate and be of no further force or effect.

At its sole discretion and upon written notice to Eligible Employees, the Committee may (i) provide for Election Periods during other months during the Option Term of Options granted under the Plan, or, (ii) at the time any Options are granted, place other restrictions or limitations on the exercise of those Options.

5.3	Payment of Option Price.

Payment of the aggregate Option Price of Elected Shares must be delivered to the Company (in the form of certified or other collected U.S. funds) with the Election Notice pertaining to those Elected Shares required by Paragraph 5.2 above, or, in the case of any Eligible Employee participating in the payroll deduction plan, such payment must be transferred to the Company as described in Paragraph 5.4 below. If during any Election Period an Eligible Employee elects to purchase a number of shares greater than the number which could be purchased with funds credited to him under the payroll deduction plan, then payment of the aggregate Option Price of such excess Elected Shares must accompany the employee’s Election Notice with respect to those shares.

If payment of the Option Price of any Elected Shares is not made as required herein, then the Eligible Employee’s Election Notice will not be effective as to those shares and he will not be allowed to purchase those shares on the Purchase Date for that Election Period, but those shares may be reelected during a later Election Period (subject to final forfeiture as described in Paragraph 5.1 above)

5.4	Payroll Deduction Plan.

Any Eligible Employee may participate in a payroll deduction plan under which, at the Eligible Employee’s written instruction, a specified amount will be deducted from each payment of his salary or wages received on or before the Expiration Date of the Eligible Employee’s Option (or, in the case of an Eligible Employee whose salary or wages are paid other than monthly, from the second payment of wages each month), and will be applied in the manner described below toward the purchase of Elected Shares pursuant to his Option. Such instruction may be given only on a form of written authorization supplied by the Company for that purpose, and shall specify a dollar amount to be withheld from each salary or wage payment. The amount of such deduction shall not exceed the aggregate Option Price of all shares covered by the Eligible Employee’s Option which have not yet been purchased, divided by the number of the Eligible Employee’s salary or wage payments (or, in the case of an Eligible Employee whose salary or wages are paid other than monthly, the number of wage payments from which deductions will be made as described above) remaining prior to the Expiration Date of the Option. Once a payroll deduction authorization is given by an Eligible Employee, he may change the amount of the deduction, or terminate the deduction authorization, only upon prior written notice to the Company. Any such change in amount or termination shall be effective only on the January 1 or July 1 next following receipt of the Eligible Employee’s written notice thereof. Once an Eligible Employee has terminated a payroll deduction authorization, he may not give a new authorization or participate further in the payroll deduction plan until the January 1 or July 1 next following receipt by the Company of a new written payroll deduction authorization from the Eligible Employee.

All amounts deducted from the salaries or wages of all Eligible Employees pursuant to their payroll deduction authorizations shall be delivered to the Company’s subsidiary bank, Bank of Stanly (the “Bank”) which will hold such funds as custodian for each Eligible Employee in an interest-bearing deposit account.

Upon receipt by the Company of an Election Notice from an Eligible Employee with respect to the purchase of Elected Shares for which payment will be made with funds held by the Bank, the Company will so notify the Bank and the Bank will transfer to the Company from funds credited to the Eligible Employee on the Bank’s books and records the aggregate Option Price of those Elected Shares (but not more than the aggregate amount then credited to that Eligible Employee).

An Eligible Employee who has terminated a payroll deduction authorization as provided above, or whose Option has expired or been terminated, may request in writing that funds then credited to him on the Bank’s books and records be paid to him, and, following receipt of such a request by the Bank, all such funds which previously have not been transferred to the Company for the purchase of stock promptly will be paid to the Eligible Employee. Following the expiration or termination of an Eligible Employee’s Option, any remaining funds credited to him on the Bank’s books and records which previously have not been transferred to the Company for the purchase of stock shall be paid to the Eligible Employee.

5.5	Assignment.

Options granted to an Eligible Employee hereunder shall not be assignable or transferable except by will or by the laws of descent and distribution, and, during the lifetime of the Eligible Employee, may be exercised only by him. More particularly, but without limiting the generality of the foregoing, an Option may not be sold, assigned, transferred (except as noted herein), pledged or hypothecated in any way and shall not be subject to execution, attachment or similar process.

5.6	Termination of Options; Effect.

(a) Termination of Employment: In the event an Eligible Employee’s employment with the Company or any Subsidiary shall terminate or be terminated during an Option Term for any reason other than his or her death, “Disability” (as defined below) or “Retirement” (as defined below), then the Eligible Employee’s Option shall terminate at the times specified below as to any unpurchased shares, including any Elected Shares to be purchased pursuant to an Option on a Purchase Date occurring after the date of his termination of employment.

Authorized leaves of absence and transfers of employment by an Eligible Employee between the Company and a Subsidiary, or between two Subsidiaries, without a break in service, shall not constitute terminations of employment for purposes of the Plan. The Committee shall determine whether any other absence for military or government service or for any other reasons shall constitute a termination of employment for purposes of the Plan, and the Committee’s determination shall be final.

(i) If, prior to the Expiration Date of his or her Option, an Eligible Employee voluntarily terminates his or her employment with the Company or any of its Subsidiaries (other than as a result of “Retirement” (as defined below), then, to the extent it shall not previously have been exercised in the manner required by the Plan, any Option previously granted to the Eligible Employee which remains outstanding and in effect immediately shall terminate and be of no further force or effect on the effective date of such termination of employment.

(ii) If, prior to the Expiration Date of his or her Option, an Eligible Employee’s employment with the Company or any of its Subsidiaries is terminated as a result of “Retirement” (as defined below) with the consent of the Company, the Eligible Employee shall have the right to exercise his rights pursuant to his Option within ninety (90) days following the date of such Retirement, but not later than the Expiration Date of the Option, in accordance with the terms of the Plan.

The termination of an Eligible Employee’s employment with the Company or any of its Subsidiaries which is treated as a “retirement” under the terms of the Company’s Employee Savings Plus and Profit Sharing Plan, or the termination of an Optionee’s employment at such earlier time or under such other circumstances as the Committee shall agree in writing to treat as “Retirement” for purposes of the Plan, shall be deemed to be a “Retirement” with the consent of the Company. The Committee shall determine whether any termination of employment is to be considered Retirement with the consent of the Company, and the Committee’s determination shall be final.

(iii) If, prior to the Expiration Date of his or her Option, an Eligible Employee’s employment is terminated by the Company or any of its Subsidiaries other than for Cause (as defined below), then, to the extent it shall not previously have been exercised in the manner required by the Plan, any Option previously granted to the Eligible Employee which remains outstanding and in effect shall terminate and be of no further force or effect on the date ninety (90) days following the effective date of such termination of employment.

(iv) If, prior to the Expiration Date of his or her Option, an Eligible Employee’s employment is terminated by the Company or any of its Subsidiaries for Cause, then, to the extent it shall not previously have been exercised in the manner required by the Plan, any Option previously granted to the Eligible Employee which remains outstanding and in effect immediately shall terminate and be of no further force or effect on the earlier of the effective date of such termination of employment or the date of a determination by the Company or any of its Subsidiaries to terminate the Eligible Employee’s employment for Cause.

Within thirty (30) days after receipt by the Company of a written request therefor from an Eligible Employee whose employment has been terminated (voluntarily or by the Company or its Subsidiary), the Company shall pay to the Eligible Employee any funds paid prior to the date of such termination for the purchase of shares on a Purchase Date occurring after the date of termination and for which such Elected Shares have not been issued.

For purposes of this Paragraph 5.6(a), the Company or its Subsidiary shall have “Cause” to terminate an Eligible Employee’s employment upon:

(i) a determination by the Company or its Subsidiary, in good faith, that the Eligible Employee (A) has failed in any material respect to perform or discharge his duties or responsibilities of employment, or (B) is engaging or has engaged in willful misconduct or conduct which is detrimental to the business prospects of the Company or its Subsidiary or which has had or likely will have a material adverse effect on the Company’s or its Subsidiary’s business or reputation;

(ii) the violation by the Eligible Employee of any applicable federal or state law, or any applicable rule, regulation, order or statement of policy promulgated by any governmental agency or authority having jurisdiction over the Company or its Subsidiaries (a “Regulatory Authority”), including but not limited to the Federal Deposit Insurance Corporation, the North Carolina Banking Commissioner, the North Carolina State Banking Commission, the Federal Reserve Board or any other regulator, which results from the Eligible Employee’s gross negligence, willful misconduct or intentional disregard of such law, rule, regulation, order or policy statement and results in any substantial damage, monetary or otherwise, to Company or any of its Subsidiaries or to its reputation;

(iii) the commission in the course of the Eligible Employee’s employment of an act of fraud, embezzlement, theft or proven personal dishonesty, or the Eligible Employee’s being charged with any felony or other crime involving moral turpitude (whether or not such act or charge involves the Company or its assets or results in criminal indictment, charges, prosecution or conviction)

(iv) the conviction of the Eligible Employee of any felony or any criminal offense involving dishonesty or breach of trust, or the occurrence of any event described in Section 19 of the Federal Deposit Insurance Act or any other event or circumstance which disqualifies the Eligible Employee from serving as an employee or executive officer of, or a party affiliated with, the Company or any of its Subsidiaries; or, in the event the Eligible Employee becomes unacceptable to, or is removed, suspended or prohibited from participating in the conduct of the Company’s or any of its Subsidiaries’ affairs (or if proceedings for that purpose are commenced), by any Regulatory Authority;

(v) the exclusion of the Eligible Employee by the carrier or underwriter from coverage under the Company’s then current “blanket bond” or other fidelity bond or insurance policy covering its or its Subsidiaries’ directors, officers or employees, or the occurrence of any event which the Company or any of its Subsidiaries believes, in good faith, will result in the Eligible Employee being excluded from such coverage, or having coverage limited as to the Eligible Employee as compared to other covered officers or employees, pursuant to the terms and conditions of such “blanket bond” or other fidelity bond or insurance policy; or,

(vi) the Eligible Employee’s excessive use of any addictive drug or use of any controlled substance, as defined at 21 U.S.C. § 802 and listed on Schedules I through V of 21 U.S.C. § 812, as revised from time to time, and as defined by other federal laws and regulations, his use of legal drugs that have not been obtained legally or are not being taken as prescribed by a licensed physician, or his use of alcohol in a manner that adversely affects the performance of his or her employment duties, prevents him or her from performing his or her employment duties safely or creates a risk to the safety of others at the workplace.

For purposes of this Plan, the determination of whether any termination of an Optionee’s employee was for Cause shall be within the sole discretion of the Committee.

(b) Disability of Eligible Employee: If, prior to the Expiration Date of his or her Option, an Eligible Employee becomes “Disabled” (as defined below) and his or her employment with the Company or any of its Subsidiaries is terminated as a result, then, to the extent it shall not previously have been exercised in the manner required by the Plan, any Option previously granted to the Eligible Employee which remains outstanding and in effect shall terminate and be of no further force or effect on the date ninety (90) days following the effective date of such termination of employment. For purposes of this Paragraph 5.6 (b), an Eligible Employee shall be considered “Disabled” at such time as he or she is determined to be permanently disabled such as would qualify the Eligible Employee for benefits under the Company’s long term disability insurance plan which is applicable to the Eligible Employee.

(c) Death of Eligible Employee: If an Eligible Employee shall die while employed by the Company or a Subsidiary during an Option Term, his designated beneficiary (determined either by will or other writing delivered to the Committee in advance), or if no designated beneficiary, the personal representative of his estate, shall have the right to exercise such Eligible Employee’s rights pursuant to his Option following the date of his death, but not later than the Expiration Date of the Option, in accordance with the terms of the Plan.

ARTICLE VI

GENERAL PROVISIONS

6.1	Allotment of Options.

(a)	Changes in Capitalization; Stock Splits and Dividends. In the event of (i) any dividend payable by the Company in shares of Common Stock, or (ii) any recapitalization, reclassification, split, consolidation or combination of, or other change in or offering of rights to the holders of, Common Stock, or (iii) an exchange of the outstanding shares of Common Stock for a different number or class of shares of stock or other securities of the Company in connection with a merger, consolidation or other reorganization of or involving the Company (provided the Company shall be the surviving or resulting corporation in any such merger or consolidation) then the Committee may, in such a manner as it shall determine in its sole discretion, appropriately adjust the number and class or kind of shares or of the securities which shall be subject to outstanding Options and/or the Option Price per share which must be paid thereafter upon exercise of any Option. However, in no event shall any such adjustment change the aggregate Option Price for all shares that could be purchased pursuant to any Option.

Subject to review by the Board of Directors of the Company, any such adjustments made by the Committee shall be consistent with changes in the Company’s outstanding Common Stock resulting from the above events and, when made, shall be final, conclusive and binding upon all persons, including, without limitation, the Company, its shareholders and each Eligible Employee or other person having any interest in any Option so adjusted. Any fractional shares resulting from any such adjustment shall be eliminated. However, notwithstanding anything contained herein to the contrary, Options granted pursuant to the Plan shall not be adjusted in a manner that causes the Options to fail to continue to qualify as options issued pursuant to an “employee stock purchase plan” within the meaning of Section 423 of the Code.

(b)	Dissolution; Merger or Consolidation; Sale of Assets. In the event of a dissolution or liquidation of the Company, the sale of substantially all the assets of the Company, or a merger or consolidation of the Company with or into any other corporation or entity (or any other such reorganization or similar transaction) in which the Company is not the surviving or resulting corporation (and if a provision is not made in such transaction for the continuance of this Plan or the assumption of Options by any successor to the Company or for the substitution for Options of new options covering shares of any successor corporation or a parent or subsidiary thereof) then, in such event, all rights of Eligible Employees pursuant to all outstanding Options shall terminate and be of no further effect to the extent such Options are not exercised during an Election Period preceding the effective date of such dissolution, liquidation, sale, merger, consolidation or other reorganization (or at such other time and pursuant to such rules and regulations as the Committee shall determine and promulgate to the Eligible Employees).

(c)	Miscellaneous. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to (i) make adjustments, recapitalizations, reclassifications, reorganizations or any other changes in its capital or business structure or its business, (ii) to merge or consolidate, or to dissolve, liquidate, sell or transfer all or any part of its business or assets, or (iii) to issue bonds, debentures, preferred or other preference stock ahead of or affecting the Common Stock or the rights thereof.

6.2	Rights as a Shareholder.

No Eligible Employee shall have any rights as a shareholder of the Company with respect to any Common Stock subject to an Option until such Option has been validly exercised in the manner described herein, and until full payment of the Option Price has been made for such shares hereunder and a stock certificate therefor has actually been issued to and registered in such Eligible Employee’s name on the Company’s stock records. Except for adjustments as provided in Paragraph 6.1 above, no adjustment will be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) distributions or other rights as to which the record date for determining shareholders entitled to receive the same is prior to the date of the issuance of such certificate.

6.3	No Right to Employment.

Nothing in the Plan or in any Option Notice is intended or shall be deemed or interpreted to constitute an employment agreement or to confer upon an Optionee any right of employment with the Company or a Subsidiary, including without limitation any right to continue in the employ of the Company or a Subsidiary, or to interfere with or otherwise restrict in any way the right of the Company or a Subsidiary to discharge or terminate the employment of an Eligible Employee at any time for any reason whatsoever, with or without cause.

6.4	Legal Restrictions.

If in the opinion of legal counsel for the Company the issuance or sale of any shares of Common Stock pursuant to the exercise of an Option would not be lawful without registration under the Securities Act of 1933 (the “Act”) or without some other action being taken or for any other reason, or would require the Company to obtain approval from any governmental authority or regulatory body having jurisdiction deemed by such counsel to be necessary to such issuance or sale, then the Company shall not be obligated to issue or sell any Common Stock pursuant to the exercise of any Option to its Eligible Employee or any other authorized person unless a registration statement that complies with the provisions of the Act in respect of such shares is in effect at the time thereof, or all other required or appropriate action has been taken under and pursuant to the terms and provisions of the Act or other applicable law, or the Company receives evidence satisfactory to such counsel that the issuance and sale of such shares, in the absence of an effective registration statement or other required or appropriate action, would not constitute a violation of the Act or other applicable law, or unless any such required approval shall have been obtained. The Company is in no event obligated to register any such shares, to comply with any exemption from registration requirements or to take any other action which may be required in order to permit, or to remedy or remove any prohibition or limitation on, the issuance or sale of such shares to any Eligible Employee or other authorized person.

The Committee, as a condition of the grant of an Option and/or the exercise thereof, may require that the Eligible Employee execute one or more undertakings in such form as the Committee shall prescribe to the effect that such shares are being acquired for investment purposes only and not with a view to the distribution or resale thereof.

Notwithstanding anything contained herein to the contrary, it is understood and agreed that neither the Company nor any of its Subsidiaries (or any of their successors in interest) shall be required to take any action under this Plan or any Option granted hereunder if:

(a)	the Company is declared by any Regulatory Authority to be insolvent, in default or operating in an unsafe or unsound manner; or,

(b)	in the opinion of counsel to the Company, such payment or action:

(i)	would be prohibited by or would violate any provision of state or federal law applicable to the Company or any of its Subsidiaries, including without limitation the Federal Deposit Insurance Act as now in effect or hereafter amended;

(ii)	would be prohibited by or would violate any applicable rules, regulations, orders or statements of policy, whether now existing or hereafter promulgated, of any Regulatory Authority; or,

(iii)	otherwise would be prohibited by any Regulatory Authority.

6.5	No Obligation to Purchase Shares.

The granting of an Option pursuant to the Plan shall impose no obligation on the Eligible Employee to purchase any shares covered by such Option.

6.6	Payment of Taxes.

Each Eligible Employee shall be responsible for all federal, state, local or other taxes of any nature as shall be imposed pursuant to any law or governmental regulation or ruling on any Option or the exercise thereof or on any income which an Eligible Employee is deemed to recognize in connection with an Option. If the Committee shall determine to its reasonable satisfaction that the Corporation or any Subsidiary is required to pay or withhold the whole or any part of any estate, inheritance, income, or other tax with respect to or in connection with any Option, the exercise thereof or the Eligible Employee’s resale of any Elected Shares, then the Company or such Subsidiary shall have the full power and authority to withhold and pay such tax out of any Elected Shares purchased by the Eligible Employee or from the Eligible Employee’s salary or any other funds otherwise payable to the Eligible Employee, or, prior to and as a condition of exercising such Option, the Company may require that the Eligible Employee pay to it in cash the amount of any such tax which the Company, in good faith, deems itself required to withhold.

6.7	Choice of Law.

The validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of North Carolina. Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of North Carolina, without regard to the place where the act or omission complained of took place, the residence of any party to such action, or the place where the action may be brought or maintained.

6.8	Amendment of Plan.

The Board of Directors, upon recommendation of the Committee, may, from time to time, amend, modify, suspend or discontinue the Plan at any time without notice, provided that no Eligible Employee’s existing rights are adversely affected thereby; and, provided further that, except with the approval of shareholders of the Company and no more frequently than once each six months, or otherwise as provided in Paragraph 6.1 hereof or to comport with changes in the Code, no such amendment of the Plan shall: (a) increase the aggregate number of shares which may be sold upon the exercise of Options granted under the Plan; (b) change the formula by which the Option Price is determined; (c) change the formula by which the number of shares which any Optionee may purchase is determined; or, (d) change the provisions of the Plan with respect to the determination of Eligible Employees and the timing of grants of Options. In the event the Board shall terminate or discontinue the Plan, such action shall not operate to deprive any Eligible Employee of any rights theretofore acquired by him or her under the Plan, and any Options outstanding as of the date of any such termination shall remain in full force and effect according to their terms as though the Plan had not been terminated.

6.9	Application of Funds.

The proceeds received by the Company from the sale of Common Stock pursuant to Options granted under the Plan will be used for general corporate purposes.

6.10	Notices.

Except as otherwise provided herein, any notice which the Company or an Eligible Employee may be required or permitted to give to the other shall be in writing and shall be deemed duly given when delivered personally or deposited in the United States mail, first class postage prepaid, and properly addressed. Notice, if to the Company, shall be sent to its Executive Vice President-Investor Relations at the following address:

Uwharrie Capital Corp

Post Office Box 338

Albemarle, North Carolina 28002-0338

Any notice sent by mail by the Company to an Optionee shall be sent to the most current address of the Optionee as reflected on the records of the Company or its Subsidiaries as of the time said notice is required. In the case of a deceased Optionee, any notice shall be given to the Optionee’s personal representative if such representative has delivered to the Company evidence satisfactory to the Company of such representative’s status as such and has informed the Company of the address of such representative by notice pursuant to this Paragraph 6.10.

6.11	Conformity With Applicable Laws and Regulations.

With respect to persons who are subject to Section 16 of the Securities Exchange Act of 1934, the Plan and each Option granted and other transaction under it are intended to satisfy applicable conditions of Rule 16b-3 of the Securities and Exchange Commission (as such Rule may be modified, amended or superseded from time to time). To the extent any provision of the Plan or any Option, or any action by the Committee or the Board of Directors, shall fail to so comply, then, to the extent permitted by law and deemed advisable by the Committee, such provision or action shall be deemed null and void.

6.12	Successors and Assigns.

Subject to Paragraph 5.5 above, this Plan shall bind and inure to the benefit of the Company, any Optionee, and their respective successors, assigns, personal or legal representatives and heirs.

6.13	Severability.

It is intended that each provision of this Plan shall be viewed as separate and divisible, and in the event that any provision hereof shall be held to be invalid or unenforceable, the remaining provisions shall continue to be in full force and effect.

6.14	Titles.

Titles of Articles and Paragraphs are provided herein for convenience only, do not modify or affect the meaning of any provision herein, and shall not serve as a basis for interpretation or construction of this Plan.

6.15	Gender and Number.

As used herein, the masculine gender shall include the feminine and neuter, the singular number the plural, and vice versa, whenever such meanings are appropriate.